Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Investor Relations
Telephone: 712.732.4117

META FINANCIAL GROUP, INC.® CONCLUDES NASDAQ  HEARING

Storm Lake, Iowa – April 3, 2008 – Meta Financial Group, Inc. (NASDAQ Global Market: “CASH”) reported today that it has completed its NASDAQ delisting hearing in Washington, DC. NASDAQ Staff stated in a hearing memorandum dated March 26, 2008 that it would not object to the Hearing Panel providing the Company with an extension of time to enable it to regain compliance with the NASDAQ filing requirements, noting that the Company had no previous compliance concerns in its 15 year reporting history, and further noting its belief that the Company is working diligently to remedy the filing delinquency.  Such an extension, if granted by the Panel, would  prevent the Company’s delisting for a period up to 90 days, by which time the Company expects to have regained compliance.  The Panel is expected to render its decision within the next 30 days.  The Company had earlier reported that it automatically became subject to a potential delisting when it missed its quarterly report filing deadline.

MFG operates thirteen bank branches through its MetaBank subsidiary which are located in: Brookings (1) and Sioux Falls (4), South Dakota; and Storm Lake (2) and Des Moines (6), Iowa.  At September 30, 2007, MFG had assets of $686.1 million and shareholders’ equity of $48.1 million.  The company’s stock is traded on the Nasdaq Global Market.

Corporate Profile: Meta Financial Group, Inc. (doing business as Meta Financial Group) is the holding company for MetaBank and Meta Trust Company®.  MetaBank is a federally-chartered savings bank with four market areas:  Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems® prepaid debit card division.  Thirteen banking offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.

The Company and its wholly-owned subsidiaries, MetaBank and Meta Trust Company, may from time to time make written or oral “forward-looking statements,” including statements contained in this release and in its filings with the Securities and Exchange Commission, in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control.  Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services, such as those offered by the Meta Payment Systems division; credit quality and adequacy of reserves; technology; and our employees.  The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services laws and regulations; technological changes; acquisitions; litigation; changes in consumer spending and savings habits; the success of the Company at managing and collecting assets of borrowers in default and managing risks involved in its litigation; and the results of the Company’s investigation into an alleged defalcation by a former employee and other matters.

The foregoing list of factors is not exclusive.  Additional discussion of factors affecting the Company’s business and prospects is contained in the Company’s periodic filings with the SEC.  The Company does not undertake, and expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.